EXHIBIT 99.2
Sent via electronic delivery
April 30, 2008
Louis Salamone, Jr.
Executive Vice President and Chief Financial Officer
LCC International, Inc.
7900 Westpark Drive, Suite A-315
McLean, VA 22102
RE: LCC International, Inc. (Symbol: LCCI)
Nasdaq Listing Qualifications Hearings
Docket No. NQ 5555N-08
Dear Mr. Salamone:
This is to advise you that we have been informed by staff that the filing delinquency of LCC International, Inc. (the Company) has been cured and the hearing is considered moot.
If you have any questions regarding this matter, please contact me at (301) 978-8077.
Sincerely,

Amy Horton
Counsel to the Panel
Nasdaq Office of General Counsel, Hearings

LCC International, Inc.
Hearing Memorandum – Compliance Achieved
Trading Symbol: LCCI
Docket Number: NQ-5555
To: Amy Horton
From: Nikolai Utochkin
Date: April 30, 2008
Subject: Moot Consideration
LCC International, Inc. (“LCC International” or the “Company”) was required to file its Form 10-K for the period ended December 31, 2007 (the “Form 10-K”) by March 17, 2008. On March 17, 2008, LCC International filed a Form 12b-25, Notification of Late Filing, which afforded the Company a fifteen calendar-day extension, or until April 1, 2008, to submit its filing. LCC International failed to file its Form 10-K by the prescribed deadline. Accordingly, on April 2, 2008, based on the filing delinquency, Staff notified the Company that its securities would be suspended from The Nasdaq Global Market at the opening of business on April 11, 2008, unless it requested a hearing. On April 3, 2008, the Company requested a hearing before a Nasdaq Listing Qualifications Panel.
On April 29, 2008, the Company filed the Form 10-K with the Securities and Exchange Commission and Nasdaq. Accordingly, the Company complies with Rule 4310(c)(14) and this matter is moot.